                                                                      EXHIBIT 11

                                CEM CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE


                                                             For the years ended June 30
                                                    ---------------------------------------------------
                                                        1995                1994                1993
                                                    -----------         -----------         -----------
NET INCOME...................................       $ 3,179,000         $ 2,791,000         $ 2,403,000
                                                    ===========         ===========         ===========

Weighted average number of
   shares outstanding........................
                                                      3,631,000           3,913,000           4,184,000

Number of shares purchasable upon exercise
   of options, reduced by the number of
   shares which could have been purchased
   with proceeds from the exercise of such
   options at average market price...........
                                                        104,000              81,000              20,000
                                                    -----------         -----------         -----------

Weighted average number of shares
   outstanding, as adjusted..................         3,735,000           3,994,000           4,204,000
                                                    ===========         ===========         ===========

PRIMARY EARNINGS PER SHARE...................       $       .85         $       .70         $       .57
                                                    ===========         ===========         ===========




NET INCOME...................................       $ 3,179,000         $ 2,791,000         $ 2,403,000
                                                    ===========         ===========         ===========

Weighted average number of
   shares outstanding........................
                                                      3,631,000           3,913,000           4,184,000

Number of shares purchasable upon exercise
   of options, reduced by the number of
   shares which could have been purchased
   with proceeds from exercise of such
   options at the greater of period-end
   market price or average market price......           115,000              91,000              30,000
                                                    -----------         -----------         -----------

Weighted average number of shares
   outstanding, as adjusted..................         3,746,000           4,005,000           4,214,000
                                                    ===========         ===========         ===========

EARNINGS PER COMMON SHARE,
   ASSUMING FULL DILUTION....................       $       .85         $       .70         $       .57
                                                    ===========         ===========         ===========